As filed with the Securities and Exchange Commission on October 11, 2006

1940 Act File No. 811-21873

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM N-2

(Check appropriate box or boxes)

☒  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

AMERICAN VANTAGE COMPANIES

Exact Name of Registrant as Specified in Charter

4735 S. Durango Dr., Suite #105, Las Vegas, Nevada, 89147
Address of Principal Executive Offices (Number, Street, City, State, Zip Code)

Registrant’s Telephone Number, including Area Code (702) 227-9800

Snow Becker Krauss P.C., 605 Third Avenue, 25th Floor, New York, New York 10158
Name and Address (Number, Street, City, State, Zip Code) of Agent for Service
Copies of Communications to:
Jack Becker, Esq.
Snow Becker Krauss P.C.
605 Third Avenue
New York, New York 10158

It is proposed that this filing will become effective (check appropriate box):
☐ when declared effective pursuant to section 8(c).

Prospectus

American Vantage Companies

Identification of the type of Registrant: The Registrant is not primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities and therefore does not believe that it is an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Act”). However, in an abundance of caution, the Registrant is filing this prospectus because it may be deemed a closed-end investment company under the Act. As such, a substantial portion of the information that is required by this prospectus is inapplicable to the Registrant. The Registrant intends to seek exemptive relief from the Securities and Exchange Commission (the “SEC”) under Section 8(f) of the Act declaring that the Registrant is not an investment company.

Title and Amount of Stock Offered: The Registrant is not offering any securities pursuant to this prospectus. The Registrant’s common stock has continuously been traded since its initial public offering. The Registrant’s common stock is traded on the NASD Over-The-Counter Bulletin Board under the symbol “AVCS.OB.”

Reliance on Prospectus: This prospectus is being filed for the reasons set forth above. As such, a substantial portion of the information required by this prospectus is inapplicable. This is so because the nature of this prospectus and the required disclosure relating thereto assumes that a registrant is engaged in the business of investing, reinvesting, owning, holding or trading in securities. The Registrant has always conducted its business as an operating company and has never been in, or held itself out to be in, the business of investing, reinvesting, owning, holding or trading in securities. Since the focus of the disclosure in this prospectus relates to traditional investment companies that are engaged in such businesses, many of the items that are required to be disclosed are inapplicable to the Registrant. As such, the Registrant believes that this prospectus does not convey the depth of information, either qualitatively or quantitatively, to allow an investor to make a rational and informed decision concerning a potential investment in the Registrant’s securities; consequently, the Registrant does not believe that this prospectus is an appropriate source of information for making an investment decision regarding its securities.

Nevertheless, the Registrant makes the following required statements: (A) this prospectus sets forth concisely the information about the Registrant that a prospective investor ought to know before investing to the extent that an investor perceives the Registrant as a closed-end investment company; (B) this prospectus should be retained for future reference; (C) additional information about the Registrant, in the form of a Statement of Additional Information, dated as of the date of this prospectus, is incorporated herein by reference. The table of contents of the Statement of Additional Information can be found on page 6 of this prospectus. In addition, the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, its Quarterly Reports on Form 10-QSB for the three preceding fiscal quarters, and its Quarterly Schedule on Form N-Q for the fiscal quarter ended March 31, 2006 are on file with the SEC, and may be obtained, free of charge, upon written request to Anna M. Morrison, Chief Accounting Officer, American Vantage Companies, 4735 S. Durango Drive, Suite 105, Las Vegas, Nevada 89147 or by calling 702-227-9800. The Registrant does not make available on its website its filings with the SEC, because those filings are already readily available to the public on the SEC website at www.sec.gov.

There are risks involved in investing in the Registrant’s stock. See Risk Factors beginning on page 5 of this prospectus.

The Securities and Exchange Commission has not passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus and the accompanying Statement of Additional Information is _________, 2006.

Item 3: Fee Table and Synopsis. The Registrant is not offering any securities in connection with this prospectus.

Item 4. Financial Highlights. At present, the Registrant has no financial data available of the kind prescribed by Rule 6-03 of Regulation S-X.

Item 5. Plan of Distribution. The Registrant is not offering any securities in connection with this prospectus.

Item 6. Selling Shareholders. The Registrant is not offering any securities in connection with this prospectus.

Item 7. Use of Proceeds. The Registrant is not offering any securities in connection with this prospectus.

Item 8. General Description of the Registrant.

General: The Registrant was incorporated in the state of Nevada in 1979 and has been primarily engaged in leisure and recreation related businesses including gaming, restaurants, media and entertainment. On March 21, 2005, the Registrant sold all of the outstanding common stock of its primary operating subsidiary, American Vantage Media Corporation (“AVMC”), to Genuis Products, Inc. (“Genius”) in exchange for 7,000,000 shares of Genius common stock, warrants to purchase an additional 1,400,000 shares of Genius common stock and other consideration. As a result of this transaction, the value of Genius common stock held by the Registrant may exceed 40% of the Registrant’s total assets. Consequently, the Registrant may be deemed an investment company by the SEC pursuant to Section 3 of the Act. The Registrant does not believe that it is an investment company and it is seeking clarification of its status as an investment company and exemptive relief, as appropriate, from the SEC. Additional information regarding the Registrant is set forth in the Statement of Additional Information.

In November 1998, Vantage Bay Group, Inc. (“Vantage Bay”), a wholly-owned subsidiary of the Registrant, together with TT&T, LLC (the “Operating Partners”) organized Border Grill as a Nevada limited liability company. Border Grill was formed for the purpose of developing and operating the Border Grill Restaurant at the Mandalay Bay Hotel and Casino located on the Strip in Las Vegas, Nevada (the “Mandalay Bay”). Pursuant to the Operating Agreement of Border Grill (the “Border Grill Operating Agreement”), between November 1998 and July 2000, Vantage Bay invested a total of $3,001,000 to the capital of Border Grill and loaned Border Grill an additional $175,000 for the initial development and operation of the Border Grill Restaurant. The Border Grill Restaurant opened in June 1999. Since the commencement of the Border Grill Restaurant’s operations, Border Grill has made periodic payments to its owners, including an aggregate of $575,000 paid to the Registrant during the fiscal year ended December 31, 2005. The Registrant reviews Border Grill’s monthly and annual financial statements and annual operating budgets. The Registrant also reviews major capital expenditure budgets and is involved with financing efforts related to any major capital expenditures. Border Grill also consults with the Registrant on its on-going marketing and promotional efforts, strategic planning, and employment of key management, and is actively involved in the current planned expansion. The Registrant has received a return of all of its initial capital investment and the priority return required under the Border Grill Operating Agreement and now receives pro rata distributions from the Border Grill based on Vantage Bay’s percentage ownership.

The following summarizes the current operations and assets of the Registrant:

AVMC constituted the vast majority of the operating assets of the Registrant for the year ended December 31, 2004 and period ended March 21, 2005. In connection with the disposition of AVMC, Genius transferred back to the Registrant certain assets, liabilities and operations held by AVMC's wholly-owned subsidiary, American Vantage/Hypnotic, Inc. ("Hypnotic") and certain liabilities of AVMC's wholly-owned subsidiary, Wellspring Media, Inc. ("Wellspring").

At December 31, 2005, the assets of the Registrant primarily consist of the following:

∙	Cash and cash equivalents;

∙	Genius stock and warrants acquired as the consideration for the disposition of AVMC;

∙
The assets of Hypnotic transferred back to the Registrant in connection with the disposition of AVMC, primarily consisting of television and film creative projects and a co-executive production interest in the television series, "The O.C.," but excluding Hypnotic's `back-end' interest in "The O.C."

∙	A 49% membership interest in the limited liability corporation that operates the Border Grill Las Vegas restaurant as described above;

∙
The Registrant's ownership of YaYa Media, Inc. ("YaYa"), a non-operating entity, which holds a 10% interest in Games Media, LLC, a joint venture that creates a promotional event called a video game touring festival, which generated nominal revenues during the years ended December 31, 2005 and 2004;

∙	Federal and state net operating loss carryforwards and federal general business tax credit carryforwards; and

∙	Various other assets, including prepaid expenses and furniture and equipment.

Investment Objectives and Policies: The Registrant’s objective is to support and expand its operating businesses, which presently include restaurant, media and entertainment, both through organic growth (i.e., the rate of business expansion through internal enhancement of the business and operations as opposed to mergers, acquisitions and takeovers), as well as acquisitions of operating companies. The Registrant is not engaged in the business of investing, reinvesting, owning, holding or trading in securities. As such, the Registrant has no fundamental investment policies or significant investment practices or techniques. Funds in excess of the Registrant’s business needs are placed in instruments designed to maximize capital preservation and assure liquidity. The foregoing policies may be changed without a shareholder vote. The Registrant is pursuing potential acquisition and merger transactions and development strategies, which are in various stages of discussion, in industries that include restaurant, gaming and lifestyle.

Risk Factors:

General Business Risks:

At the present time, our business is fragmented, and its future success will depend upon our ability to develop our core business strategies.

Our present business includes assets in the restaurant and entertainment businesses. Our future success will depend upon the ability of our management to: (i) develop a cohesive business strategy; (ii) seek suitable acquisition opportunities in our core business segments; (iii) seek suitable acquisition opportunities in other potential business segments which may include gaming and/or consulting services to Indian tribal gaming enterprises; and (iv) successfully integrate current operations with such acquired enterprises. If we are unable to do so, it is unlikely that we will achieve positive long-term operating results.

We will be dependent on key management and advisors.

Our success is highly dependent on our ability to attract and retain experienced management, directors and consultants in the Registrant’s operating industries. The loss of the services or advice of any one or more of these persons, whether part of the present management or new hires, could have a material adverse effect on our business. We face considerable competition from other entities in the fields in which we operate and with other entities for qualified personnel, many of which have significantly greater resources than us. We may be unable to offer key employees compensation of the type and amount that our competitors and other entities can offer. There can be no assurance that we will be able to attract and retain personnel in the future, and the inability to do so could have material adverse effects on us.

The ability to dispose of our Genius Products, Inc. (“Genius”) stock may impact our business development and strategy.

At April 12, 2006, of the 7,000,000 shares of Genius common stock received as consideration from the March 21, 2005 sale of the Registrant’s subsidiary, American Vantage Media Corporation, the Registrant continues to hold 1,375,000 shares. Our ability to dispose of these remaining shares of Genius common stock, at favorable prices, in order to utilize the liquidity to further our business development and acquisition strategies, will depend upon the market value of Genius as well as the overall condition of the securities markets.

Acts of terrorism and war and natural disasters may negatively impact our future profits.

Terrorist attacks and other acts of war or hostility have created many economic and political uncertainties. We cannot predict the extent to which terrorism, security alerts or war, or hostilities elsewhere, will continue to directly or indirectly impact our business and operating results.

Risks Relating to Business (Restaurant):

We are dependant on the Border Grill Restaurant’s Operating Partners.

The Border Grill Restaurant’s Operating Partners are recognized professional chefs that bring several years of restaurant operating experience and industry notoriety. The loss of the services or advice of one or more of the Operating Partners could have a material adverse effect on our business.

Our success with the Border Grill Restaurant depends upon patrons visiting the hotel in which it is located.

The Border Grill Restaurant is located in the Mandalay Bay. The success of the Border Grill Restaurant depends in great part upon the number of visitors to the Mandalay Bay, and the foot traffic passing by it.

The restaurant business is highly competitive, and if we are unable to compete effectively, our business will be adversely affected.

The Mandalay Bay has other restaurants, all of which compete with the Border Grill Restaurant. The Border Grill Restaurant’s success will also depend upon its ability to compete effectively with such other eating establishments. The following are important aspects of competition:

restaurant location;

food quality and value;

quality and speed of service;

attractiveness and repair and maintenance of facilities; and

the effectiveness of marketing and advertising programs.

 Our business may be adversely affected by changes in consumer tastes, economic conditions, demographic trends, bad publicity, regional weather conditions and increased supply and labor costs.

Food service businesses are often adversely affected by changes in:

consumer tastes;

national, regional and local economic conditions; and

demographic trends.

The performance of the Border Grill Restaurant or any other future restaurants may be adversely affected by factors such as:

traffic patterns;

demographic consideration; and

the type, number and location of competing restaurants.

Dependence on frequent deliveries of fresh produce and groceries subjects food service businesses to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could adversely affect the availability, quality and cost of ingredients. In addition, the food service industry in general and our results of operations and financial condition in particular may also be adversely affected by unfavorable trends or developments such as:

inflation;

increased food costs;

increased energy costs;

labor and employee benefits costs.

Risks Relating to Investment in Common Stock:

There is significant volatility in our stock price.

The market for our common stock is highly volatile. The trading price of our common stock could widely fluctuate in response to, among other things:
•	quarterly variations in our operating and financial results;
•	changes in our revenue and revenue growth rates;
•	additions or departures of key personnel;
•	changes in financial estimates by securities analysts;
•	changes or developments in governmental regulations;

Substantial sales of our common stock could adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock could adversely affect the market price of our common stock by introducing a large number of sellers to the market. This could cause the market price of our common stock to decline.

Our common stock is traded on the OTCBB, which may be detrimental to investors.

Our shares of common stock are currently traded on the NASD Over-The-Counter Bulletin Board, or OTCBB. Stocks traded on the OTCBB generally have limited trading volume and exhibit a wide spread between the bid/ask quotation.

We have no history of paying dividends.

We have never paid any cash dividends on our common stock and we do not anticipate paying any dividends in the foreseeable future.

Effects of leverage: Not applicable. No stock is being offered in connection with this prospectus. The Registrant has not issued a senior class of securities.

Other Policies: None.

Share Price Data: The Registrant is not offering any securities in connection with this prospectus.

Business Development Companies: Not applicable.

Item 9.           Management. The responsibility of the Board of Directors is to exercise corporate powers and to oversee management of the business of the Registrant. The officers of the Registrant are principally responsible for its operations. The Registrant is not engaged in the business of investing, reinvesting, owning, holding or trading in securities. As such, the Registrant has no investment advisors, administrator, affiliated brokerage, dividend paying agent, non-resident managers, or active portfolio manager. The nature of the instruments in which funds in excess of immediate capital needs are placed are consistent with capital preservation and liquidity. The Registrant’s Chief Executive Officer and Chief Accounting Officer (principal financial officer) are primarily responsible for the day-to-day management of any such investments.

The transfer agent and registrar for the Registrant is Intercontinental Registrar & Transfer Agency, Inc., and its address is 900 Buchanan Boulevard, Suite #1, Boulder City, Nevada 89005.

Item 10.              Capital Stock, Long-Term Debt, and Other Securities. The Registrant has two classes of stock - preferred stock and common stock, with no special attributes.

Set forth below are our outstanding classes of capital stock as of April 18, 2006:

(1)	(2)	(3)	(4)

Title of Class	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding Exclusive of Amount Shown Under (3)

Common Stock	100,000,000	-------	5,729,107

Preferred stock	10,000,000	-------	---------

DESCRIPTION OF SECURITIES

Common Stock

Effective July 18, 2003, the Company's stockholders ratified an increase in the Company's authorized common stock from 10,000,000 to 100,000,000 shares, par value $.01 per share, of which 5,729,107 shares were issued and outstanding and 863 holders of record as of April 18, 2006.

Preferred Stock

The Board of Directors has authority, without additional stockholder approval, to issue up to 10,000,000 shares of preferred stock and to set the various terms including, without limitation, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. Conversion rights associated with a future issuance of preferred stock could dilute the interest of the holders of common stock. Voting rights and liquidation preferences could also be senior to the rights and preferences of the common stockholders. On April 18, 2006, there were no shares of preferred stock issued and outstanding.

Notes

From the April 2003 acquisition of a business, the Registrant assumed a $523,000 promissory note payable to the prior owners of the business. Provided that the Registrant’s subsidiary, YaYa Media, Inc. (“YaYa”) had available cash resources from revenues generated from YaYa’s business activities, the promissory note provided for annual interest-only payments commencing on December 31, 2003 through maturity date. The interest rate on the promissory note is 9% with a maturity date of the later of (i) May 1, 2006 or (ii) the first date that YaYa has sufficient cash available to repay the balance of the promissory note and all accrued but previously unpaid interest. During 2004, the Registrant closed the YaYa business. The promissory note is included as a long-term note payable in the Registrant’s consolidated balance sheet at December 31, 2005 and 2004. YaYa’s only remaining potential source of cash flow, at December 31, 2005, is its 10% equity interest in Games Media, Inc. (“Games Media”), an unconsolidated subsidiary. However, to date, Games Media has provided no cash distributions to its equity members.

Item 11.               Defaults and Arrears on Senior Securities. Not applicable. The Registrant has no senior securities.

Item 12.               Legal Proceedings. Reference is made to

•	Item 3 of Part I of the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, and

•	Each Current Report on Form 8-K filed with the SEC since the filing of the 2005 Form 10-KSB,

each of which is incorporated herein by reference.

Item 13.               Table of Contents of the Statement of Additional Information.

Item 16. General Information and History	9
Item 17. Investment Objective and Policies	9
Item 18. Management	9
Item 19. Control Persons and Principal Holders of Securities	9
Item 20. Investment Advisory and Other Services	9
Item 21. Portfolio Managers	9
Item 22. Brokerage Allocation and Other Practices	9
Item 23. Tax Status	10
Item 24. Financial Statements	10

Statement of Additional Information
Dated ___________, 2006

American Vantage Companies

This Statement of Additional Information is not a prospectus but is additional information that should be read with the prospectus of the same date as this Statement of Additional Information. A copy of the prospectus may be obtained, without charge, upon written request to Anna M. Morrison, Chief Accounting Officer, American Vantage Companies, 4735 S. Durango Drive, Suite 105, Las Vegas, Nevada 89147 or by calling 702-227-9800. The prospectus is also available to the public on the Securities and Exchange Commission’s website at www.sec.gov.

Item 15.               Table of Contents.

Item 16. General Information and History	9
Item 17. Investment Objective and Policies	9
Item 18. Management	9
Item 19. Control Persons and Principal Holders of Securities	9
Item 20. Investment Advisory and Other Services	9
Item 21. Portfolio Managers	9
Item 22. Brokerage Allocation and Other Practices	9
Item 23. Tax Status	10
Item 24. Financial Statements	10

Item 16.               General Information and History. The Registrant was incorporated in the state of Nevada in 1979 and has been primarily engaged in leisure and recreation related businesses including gaming, restaurants, media and entertainment. On March 21, 2005, the Registrant sold all of the outstanding common stock of its primary operating subsidiary, American Vantage Media Corporation, to Genius Products, Inc. (“Genius”) in exchange for 7,000,000 shares of Genius common stock, warrants to purchase an additional 1,400,000 shares of Genius common stock and other consideration. As a result of this transaction, the value of Genius common stock held by the Registrant may exceed 40% of the Registrant’s total assets. Consequently, the Registrant may be deemed an investment company by the SEC pursuant to Section 3 of the Act. The Registrant does not believe that it is an investment company. However, in an abundance of caution, since the Registrant may technically fall within the definition of an investment company pursuant to Section 3(a)(1)(C) of the Act, it is making this filing. The Registrant is seeking clarification of its status as an investment company, the continued availability of any exemptions from investment company status and is pursing exemptive relief as appropriate.

Item 17.               Investment Objective and Policies.  The Registrant’s objective is to support and expand its operating business segments both through organic growth (i.e., the rate of business expansion through internal enhancement of the business and operations as opposed to mergers, acquisitions and takeovers), as well as acquisitions of operating companies. The Registrant is not engaged in the business of investing, reinvesting, owning, holding or trading in securities. As such, the Registrant has no fundamental investment policies or significant investing practices or techniques. Funds in excess of those businesses’ immediate capital needs are placed in instruments designed to maximize capital preservation and assure liquidity. Objectives are achieved by focusing management and employee effort on the Registrant’s restaurant, media and entertainment businesses, as well as pursuing potential acquisition and merger transactions and development strategies, which are in various stages of discussion, in industries that include restaurant, gaming and lifestyle. With respect to the following types of activities, the Registrant generally engages in such activities from time to time, in management’s discretion:

•	Borrowing of money
•	Issuance of senior securities
•	Purchase and sale of real estate
•	Making loans to other persons

With respect to the following types of activities, the Registrant has no present intention of engaging in any such activity:

•	Engaging in the business of underwriting securities issued by other persons
•	Concentrating investments in a particular industry or group of industries
•	Purchase and sale of commodities

The foregoing policies may be changed without a shareholder vote.

Item 18.           Management.

Name, Address, Age	Positions Held with Registrant	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Non-Interested Board Directors

Steven G. Barringer	Director & Corporate Governance Liaison	Served one year of a three-year term	Partner with a Washington D.C. legal firm	None	None

Jeanne Hood	Director & Chairman of the Audit Committee	Served one year of a three-year term	Retired - former President and Chief Executive Officer of a publicly traded gaming company	None	Serves on the board of Southwest USA Bank located in Las Vegas, NV

Randolph C. Read	Director & Chairman of the Compensation Committee and Mergers & Acquisitions Committee	Served three years of a three-year term	Consultant	None	None

Audrey K. Tassinari	Director	Served two years of a three-year term	Retired - Company’s former Executive Vice President	None	None

Interested Board Directors

Ronald J. Tassinari	Founder, Chief Executive Officer, President and Chairman of the Board of Directors	Served two years of a three-year term on the Company’s Board of Directors. Has served on the Company’s Board of Directors since its inception in August 1979.	Chief Executive Officer, President and Chairman of the Board of Directors	Oversees day-to-day management of investments, if any, held by the Company	None

Anna M. Morrison	Chief Accounting Officer (principal financial officer)	Appointed Chief Accounting Officer of the Company in April 2003. From April 2002 to April 2003, provided financial and accounting services to the Company as an outside consultant.	Chief Accounting Officer	Day-to-day management of investments, if any, held by the Company	Director & Treasurer of the International Willow Collectors

There are no non-resident directors or understandings between directors or officers pursuant to which he was selected as a director or officer. As the Registrant has no investment advisers or underwriters, information solicited in connection with officers of such entities serving on the board or material factors for approving investment advisory contract is either not applicable or does not exist.

The Registrant has three standing committees: Audit, Compensation, and Mergers and Acquisitions, consisting of Jeanne Hood (Chairman of the Audit Committee) and Randolph C. Read (Chairman of the Compensation Committee and the Mergers & Acquisitions Committee), each an “independent director” as defined by the rules of the New York Stock Exchange. It is the purpose of the Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Registrant’s financial statements, (2) the Registrant’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Registrant’s internal audit function and independent auditors.

Compensation from Fund - Not applicable as there is no fund.

Item 19.               Control Persons and Principal Holders of Securities. Reference is made to Item 11 of the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which is incorporated herein by reference.

Item 20.               Investment Advisory and Other Services.  Not applicable.

Item 21.               Portfolio Managers.  Not applicable.

Item 22.               Brokerage Allocation and Other Practices.  Not applicable.

Item 23.               Tax Status.  The Registrant currently qualifies as a Regulated Investment Company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"), for pass-through tax treatment, because it meets certain diversification and distribution requirements under the Code. The Registrant would cease to qualify for pass-through tax treatment if it was unable to comply with these requirements. Also, it could be subject to a four percent excise tax (and, in certain cases, corporate level income tax) if it failed to make certain gain or income distributions. The lack of pass-through tax treatment could have a material adverse effect on the total return, if any, obtainable from an investment in the Company.

If, however the Registrant ceases to meet the criteria of an RIC, it would be subject to Federal income tax as if it were an ordinary C Corporation, which would result in a corresponding reduction in its net assets and the amount of income available for distribution to its stockholders. Loss of status as an RIC would reduce the Registrant’s net asset value by forcing it to establish currently unestablished reserves for taxes.

Item 24.               Financial Statements.  Financial statements prepared in accordance with 210.5-01 through 210.5-04 of Regulation S-X can be found in the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 which is incorporated herein by reference. No other financial information is available at present.

Other Information.

Item 25.               Financial Statements and Exhibits.

Financial Statements:  Financial statements prepared in accordance with 210.5-01 through 210.5-04 of Regulation S-X can be found in the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, and are incorporated herein by reference. No other financial information is available at present.

Exhibits:  Reference is made to the exhibits contained in the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which are incorporated herein by reference.

Item 26.               Marketing Arrangements.  Not applicable.

Item 27.               Other Expenses of Issuance and Distribution.  Not applicable.

Item 28.               Persons Controlled by or Under Common Control.  Reference is made to Item 11 of the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which is incorporated herein by reference. Further, with respect to subsidiaries of the Registrant, reference is made to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which is incorporated herein by reference.

Item 29.               Number of Holders of Securities.

Title of each class	Number of Record Holders

Preferred Stock	Zero as of April 12, 2006
Par value $.01 per share

Common Stock	863 as of April 12, 2006
Par value $.01 per share

Item 30.               Indemnification.  Section 7.01 of the Registrant’s by-laws provides that, subject to the laws of the State of Nevada, the Registrant shall indemnify any director, officer, employee or agent of the Registrant, or any person serving in any such capacity of any other entity or enterprise at the request of the Registrant, against any and all legal expenses (including attorney’s fees), claims and/or liabilities arising out of any action, suit or proceeding, except an action by or in the right of the Registrant.

Item 31.               Business and Other Connections of Investment Advisor.  Not applicable.

Item 32.               Location of Accounts and Records.  Records of the Registrant are maintained at its principal business address at 4735 S. Durango Drive, Suite 105, Las Vegas, Nevada 89147.

Item 33.               Management Services.  Not applicable.

Item 34.               Undertakings.  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas and State of Nevada, on October 11, 2006.

AMERICAN VANTAGE COMPANIES (Registrant)

By:	/s/ Ronald J. Tassinari
Ronald J. Tassinari
Chairman, President and Chief Executive Officer